Resources Connection, Inc. Reports Results for Second Quarter of Fiscal 2008

     Announces Acquisition of Domenica B.V. Actuarial Consulting Services

     *  Record quarterly revenue of $206.6 million, up 13% over prior year

     *  International quarterly revenue up 27% over prior year

     *  Gross margin up 60 basis points sequentially to 38.5%

     *  Office opened in Frankfurt, Germany

     *  2.8 million share stock repurchase

    IRVINE, Calif., Dec. 20 /PRNewswire-FirstCall/ -- Resources Connection,
Inc. (Nasdaq: RECN), a multinational professional services firm that provides to clients -- through its operating subsidiary, Resources Global Professionals ("Resources") -- accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal second quarter ended November 30, 2007.

    Total revenue for the second quarter of fiscal 2008 improved 13% to $206.6 million from $182.8 million for the same quarter in fiscal 2007. Revenues in the U.S. were up 9% quarter-over-quarter while international revenues increased 27% (16% on a constant dollar basis).

    Total revenue for the six months ended November 30, 2007 improved 15% to $400.8 million from $347.9 million for the comparable period of fiscal 2007. Revenues in the U.S. were up 11% for the first six months of fiscal 2008 and international revenues were up 29% (19% on a constant dollar basis).

    "In light of market conditions, we are pleased with our continued revenue growth over the first six months of fiscal 2008," said Don Murray, chairman and chief executive officer of Resources.

    Net income determined in accordance with generally accepted accounting principles ("GAAP") for the second quarter ended November 30, 2007, was $13.0 million, or $0.27 per diluted share, including non-cash stock-based compensation expense of $4.3 million net of tax. This compares with GAAP net income for the second quarter ended November 30, 2006, of $14.7 million, or $0.29 per diluted share, including non-cash stock-based compensation expense of $3.9 million net of tax.

    Non-GAAP net income for the second quarter of fiscal 2008 (which excludes stock-based compensation expense and the related income tax expense) was $17.3 million, or $0.35 per diluted share, compared to $18.5 million, or $0.36 per diluted share, in the prior year quarter.

    Net income determined in accordance with GAAP for the six months ended November 30, 2007, was $24.6 million, or $0.49 per diluted share, including non-cash stock-based compensation expense of $8.9 million net of tax. This compares with GAAP net income for the six months ended November 30, 2006, of $25.6 million, or $0.51 per diluted share, including non-cash stock-based compensation expense of $8.1 million net of tax.

    Non-GAAP net income for the first six months of fiscal 2008 (which excludes stock-based compensation expense and the related income tax expense) was $33.5 million, or $0.66 per diluted share, compared to $33.7 million, or $0.66 per diluted share, in the prior year's first six months.

    During the three months ended November 30, 2007 the company purchased 2,840,433 shares of its common stock for approximately $65 million or $22.94 per share.

    On December 18, 2007, Resources acquired Domenica B.V., a leading Netherlands-based provider of actuarial services to pension and life insurance companies. Resources paid 13.5 million Euros in cash for 100% of the outstanding shares of Domenica and agreed to make additional earn-out payments based upon the achievement of certain financial metrics for Domenica's calendar years ended December 31, 2007 and 2008. The acquisition of Domenica is expected to be accretive to Resources throughout the balance of fiscal 2008. Domenica reported revenues of 13.5 million Euros for the year ended December 31, 2006.

    "Actuarial services are in high demand and Domenica gives us an entree into that service line," said Tony Cherbak, chief operating officer of Resources. "We believe this new service offering will allow for increased penetration of our collective client base."

    ABOUT RESOURCES GLOBAL PROFESSIONALS

    Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise -- finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

    Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 4,200 professionals, from more than 80 practice offices, annually serving over 2,000 clients around the world.

    Headquartered in Irvine, California, Resources Global has served 81 of the Fortune 100 companies.

    The Company is listed on the NASDAQ Global Select Market, the exchange's highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

    Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, December 20, 2007. This conference call will be available for listening via a webcast on the Company's website:
http://www.resourcesglobal.com.

    Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include expectation that the Domenica acquisition will be accretive throughout the balance of fiscal 2008, as well as the Company's statements regarding other anticipated benefits of the Domenica acquisition Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in Resources Connection's Form 10-K for the year ended May 31, 2007, and Form 10-Q for the quarter ended November 30, 2007 (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

    The Non-GAAP Income Statement in this release excludes stock-based compensation expense from the following non-GAAP line items: non-GAAP selling, general and administrative expenses, non-GAAP operating income before amortization and depreciation, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP diluted shares used in net income per share calculation.

    These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures and the Non-GAAP Income Statement are not based on any comprehensive set of accounting rules or principles. Resources believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Resources' results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Resources' results of operations in conjunction with the corresponding GAAP measures.

    Resources believes that the presentation of non-GAAP selling, general and administrative expenses, non-GAAP operating income before amortization and depreciation, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP diluted shares used in net income per share calculation, when presented in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

    For its internal budgeting process, Resources' management uses financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases, and the income tax effects thereof. Resources' management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Resources.

    For additional information on the items excluded by Resources Connection, Inc. from one or more of its non-GAAP financial measures, and for additional information regarding these non-GAAP measures, we refer you to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

                           RESOURCES CONNECTION, INC.
                                INCOME STATEMENT
                    (in thousands, except per share amounts)

                                     Quarter               Six Months
                               Ended November 30,      Ended November 30,
                                 2007        2006        2007        2006
                                   (unaudited)             (unaudited)

    Revenue                     $206,638    $182,804    $400,758    $347,911
    Direct costs of services     127,025     110,152     247,656     210,071
    Gross profit                  79,613      72,652     153,102     137,840
    Selling, general and
     administrative expenses (1)  55,514      46,658     108,543      91,456
    Operating income before
     amortization and
     depreciation (1)             24,099      25,994      44,559      46,384
    Amortization of intangible
     assets                           84         344         338         762
    Depreciation expense           2,007       1,444       3,882       2,800
    Operating income (1)          22,008      24,206      40,339      42,822
    Interest income               (1,629)     (2,013)     (4,171)     (3,922)
    Income before provision
     for income taxes (1)         23,637      26,219      44,510      46,744
    Provision for income
     taxes (2)                    10,601      11,562      19,892      21,136
    Net income (1) (2)           $13,036     $14,657     $24,618     $25,608
    Diluted net income per
     share                         $0.27       $0.29       $0.49       $0.51
    Diluted shares                48,754      50,470      50,226      50,123

    (1) Includes $5,262 and $4,662 of expense for the three months ended November 30, 2007 and 2006, respectively, and $11,262 and $9,363 of expense for the six months ended November 30, 2007 and 2006, respectively, related to the mandatory requirement to recognize compensation expense for employee stock option grants and employee stock purchases.
    (2) The Company's effective tax rate, absent the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 40.0% for both the three and six months ended November 30, 2007 and 2006, respectively. The Company's effective tax rate, including the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 44.8% and 44.1% in the three months ended November 30, 2007 and 2006, respectively and 44.7% and 45.2% in the six months ended November 30, 2007 and 2006, respectively. The Company cannot recognize a potential tax benefit for certain stock option grants until and unless the holder exercises his or her option and sells the shares. In addition, the Company can only recognize a potential tax benefit for employees' acquisition and subsequent sale of shares purchased through the Company's Employee Stock Purchase Plan if the sale occurs within a certain defined period. Further, under SFAS 123(R), certain potential tax benefits associated with incentive stock options fully vested at the time of adoption of SFAS 123(R) will be recognized as additional paid in capital when and if those options are exercised.

                           RESOURCES CONNECTION, INC.
                            NON-GAAP INCOME STATEMENT
                    (in thousands, except per share amounts)

                                      Quarter               Six Months
                                Ended November 30,      Ended November 30,
                                  2007        2006        2007        2006
                                    (unaudited)             (unaudited)

    Revenue                     $206,638    $182,804    $400,758    $347,911
    Direct costs of services     127,025     110,152     247,656     210,071
    Gross profit                  79,613      72,652     153,102     137,840
    Selling, general and
     administrative expenses (1)  50,252      41,996      97,281      82,093
    Operating income before
     amortization and
     depreciation (1)             29,361      30,656      55,821      55,747
    Amortization of intangible
     assets                           84         344         338         762
    Depreciation expense           2,007       1,444       3,882       2,800
    Operating income (1)          27,270      28,868      51,601      52,185
    Interest income               (1,629)     (2,013)     (4,171)     (3,922)
    Income before provision
     for income taxes (1)         28,899      30,881      55,772      56,107
    Provision for income
     taxes (2)                    11,559      12,352      22,308      22,442
    Net income (1) (2)           $17,340     $18,529     $33,464     $33,665
    Diluted net income per
     share                         $0.35       $0.36       $0.66       $0.66
    Diluted shares (3)            48,983      51,107      50,738      50,956

    (1) Excludes $5,262 and $4,662 of expense for the three months ended November 30, 2007 and 2006, respectively, and $11,262 and $9,363 of expense for the six months ended November 30, 2007 and 2006, respectively, related to the mandatory requirement to recognize compensation expense related to employee stock option grants and employee stock purchases.

    (2) Excludes tax benefits related to stock based compensation of $958 and $790 for the three months ended November 30, 2007 and 2006, respectively and $2,416 and $1,306 for the six months ended November 30, 2007 and 2006, respectively. Please refer to footnote (2) on the GAAP Income Statement for further detail.

    (3) Includes 229 and 637 shares for the three months ended November 30, 2007 and 2006, respectively and 512 and 833 for the six months ended November 30, 2007 and 2006, respectively, presumed to be repurchased in accordance with the requirements of SFAS 123(R) and SFAS 128 for GAAP computation of diluted number of shares.

    See table below for reconciliation of net income on a GAAP basis to non-GAAP net income, and diluted net income per share on a GAAP basis to non-GAAP diluted net income per share.

                           RESOURCES CONNECTION, INC.

    Following is a reconciliation of net income under GAAP to non-GAAP net income for the three and six months ended November 30, 2007 and 2006.

                               (in thousands, except per share amounts)
                       Three months  Three months   Six months     Six months
                          ended         ended         ended         ended
                        November 30,  November 30,  November 30,  November 30,
                            2007          2006          2007          2006
    GAAP net income       $13,036        $14,657      $24,618        $25,608
    Stock-based
     compensation
     included in SG&A       5,262          4,662       11,262          9,363
    Effect of stock-based
     compensation on
     provision for
     income taxes            (958)          (790)      (2,416)        (1,306)
    Net effect of
     stock-based
     compensation           4,304          3,872        8,846          8,057
    Non-GAAP net income   $17,340        $18,529      $33,464        $33,665


    Following is a reconciliation of shares used in the calculation of GAAP to non-GAAP diluted net income per share:

                        Three months  Three months  Six months    Six months
                           ended         ended         ended         ended
                        November 30,  November 30,  November 30,  November 30,
                            2007          2006          2007          2006
    Diluted number of
     shares used - GAAP    48,754         50,470       50,226         50,123
    Impact of SFAS 123R       229            637          512            833
    Diluted number of
     shares
     used - non-GAAP       48,983         51,107       50,738         50,956

                           RESOURCES CONNECTION, INC.

    Following is a reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share:

                        Three months  Three months  Six months    Six months
                           ended         ended         ended         ended
                        November 30,  November 30,  November 30,  November 30,
                            2007          2006          2007          2006
    GAAP diluted net
     income per share       $0.27          $0.29        $0.49          $0.51
    Net effect of
     stock-based
     compensation on
     diluted net
     income per share       $0.08          $0.07        $0.17          $0.15
    Non-GAAP diluted
     net income per
     share                  $0.35          $0.36        $0.66          $0.66

                           RESOURCES CONNECTION, INC.
                       SELECTED BALANCE SHEET INFORMATION
                                 (in thousands)

                                             November 30, 2007    May 31, 2007
                                                        (unaudited)
    Cash, cash equivalents, short-term
     investments and long-term marketable
     securities                                   $120,668          $223,095
    Accounts receivable, less allowances          $116,621          $105,146
    Total assets                                  $388,422          $464,461
    Current liabilities                            $79,459           $87,683
    Total stockholders' equity                    $293,242          $363,299